Exhibit 10.13

SECOND OMNIBUS AMENDMENT

This Second Omnibus Amendment (this “Second Amendment”) is dated as of January 16, 2024, with effect from December 31, 2023, by IDC Technologies, Inc., a California corporation (“IDC”), Lyneer Investments, LLC, a Delaware limited liability company (“Lyneer Investments”), Lyneer Management Holdings LLC, a Delaware limited liability company (“Management Holdings”), PBC Lyneer Holdings, LLC, a Delaware limited liability company (the “Administrative Agent”) and PBC Lyneer Co-Investors, L.P., a Delaware limited partnership (“PBC Lyneer”).

WHEREAS, IDC and Lyneer Investments issued and made that certain Subordinated Promissory Note to the Administrative Agent, PBC Lyneer, and Management Holdings in the amount of Fifteen Million Seven Hundred Fifty Thousand and No/100 United States Dollars (US$15,750,000.00), having an issuance date of August 31, 2021 (the “Seller Note”), issued pursuant to the terms of the that certain Membership Interest Purchase Agreement, dated as of August 31, 2021, among IDC, Lyneer Investments, PBC Lyneer, the Administrative Agent, Management Holdings, and the Administrative Agent, in its capacity representative for the sellers thereunder (the “MIPA”); and

WHEREAS, IDC and Lyneer Investments issued and made those certain Subordinated Promissory Notes (2021 Base Earn-Out, 2021 Bonus Earn-Out and Snelling Earn-Out) to Administrative Agent, PBC Lyneer, and Management Holdings as further described in Exhibit A attached hereto (the “Earn-Out Notes”), all issued pursuant to the terms of the MIPA.

WHEREAS, IDC, Lyneer Investments, Management Holdings, PBC Lyneer and the Administrative Agent entered into that certain Omnibus Amendment dated as of May 11, 2023 and effective as to March 31, 2023 (the “Amendment”), whereby the parties amended certain terms of the Seller Note and Earn-Out Notes.

WHEREAS, IDC and Lyneer Investments failed to make payments due under the Seller and the Earn-Out Notes for payment dates July 31, 2023 and October 31, 2023.

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.  Defined Terms. Except as expressly provided in this Second Amendment, all capitalized terms used in this Second Amendment have meanings ascribed to them in the MIPA, Seller Note or Earn-Out Notes, as applicable, and those definitions are incorporated by reference into this Second Amendment.

2.  Payments - Seller Note. The parties agree that the missed payments under the Seller Note of $1,575,000 due on July 31, 2023 and $1,575,000 due on October 31, 2023, along with accrued interest, shall be due and payable by IDC and Lyneer Investments on February 28, 2024, in addition to the payment of $1,575,000, along with accrued interest, scheduled for payment on January 31, 2024, which shall now be due and payable on February 28, 2024. All other payments shall remain unchanged and shall be due and payable as specified in the Amendment.

3.  Payments - Earn-Out Notes. The parties agree that the missed payments under each of the Earn-Out Notes of Principal Amount due on July 31, 2023 and October 31, 2023, along with accrued interest, shall be due and payable by IDC and Lyneer Investments on February 28, 2024, in addition to the payment of Principal Amount, along with accrued interest, scheduled for payment January 31, 2024, which shall now be due and payable on February 28, 2024. All other payments shall remain unchanged and shall be due and payable as specified in the Amendment.

4.  No Event of Default. With effect from the Effective Date, each of PBC Lyneer, the Administrative Agent, Management Holdings, agree and affirm that no Event of Default exists under any of the Seller Note or Earn-Out Notes.

5.  Conditions; Expenses. Each of IDC and Lyneer Investments agree that they shall be severally and jointly liable to reimburse each of PBC Lyneer, Management Holdings and the Administrative Agent, for their respective legal fees and expenses relating to the preparation, negotiation and agreement of this Second Amendment and any future amendments to any of the Seller Note, the Earn-Out Notes or the MIPA. This Second Amendment shall become effective as of the first date (the “Effective Date”) when the Administrative Agent shall have been paid $19,500 (representing all reasonable out-of-pocket costs, fees and expenses of counsel to the Administrative Agent) owing to it pursuant to the terms of the Amendment and this Second Amendment.

6.  Counterparts. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Second Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the parties reflected hereon as the signatories.

7.  Third Parties. Except as specifically set forth or referred to herein, nothing herein express of implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their permitted successors or assigns, any claims, rights, remedies under or by reason of this Second Amendment.

8.  Governing Law. This Second Amendment shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State and the federal laws of the United States of America, without regard to the conflict of laws rules thereof.

9.  Release. Each of IDC and Lyneer Investments, knowingly and voluntarily, for itself and its heirs, executors, administrators, successors, assigns and anyone who has or later obtains any legal rights or claims through IDC and/or Lyneer Investments (each such person, a “Releasor”), does hereby irrevocably and unconditionally release, fully waive, cancel, and forever discharge each of Agent, PBC Lyneer, and Management Holdings and its past and present directors, officers, owners (direct and indirect), employees, parents, predecessors, subsidiaries, divisions, affiliates, joint ventures and all related entities, agents, and representatives (each such person, a “Releasee”) from any and all claims, suits, complaints, crossclaims, counterclaims, causes of action, charges, demands, damages (compensatory, liquidated, punitive, exemplary and other), obligations, liabilities, debts, losses, promises, agreements, controversies, penalties, expenses, fees (including attorneys’ fees), and executions of any kind or nature whatsoever, whether known or unknown, actual or potential, whether arising in law or in equity, which such Releasor may have or may have against any Releasee arising out of or relating to any acts, omissions, agreements, or events, past or present, relating in any manner to the MIPA from the beginning of time through the Effective Date herein, including, without limitation, any claims by any Releasor for Damages under Article VIII of the MIPA, other than those arising out of Section 8.2(a)(iii) of the MIPA (subject to all applicable limitations under the MIPA and which amount shall not exceed $2,500,000 in the aggregate (which is the amount IDC and Lyneer Investments represents is accrued for on the combined balance sheet of IDC and Lyneer Investments)).

10.  Termination, Waiver, Amendment of MIPA. Effective as of the Effective Date, the Parties mutually agree to terminate Sections 8.2(a)(i), (ii), (iv) and (v) of the MIPA and each of IDC and Lyneer Investments, for itself and the other Releasors, acknowledges and agrees that it is waiving any future claims it may have for Damages under the MIPA. Furthermore, IDC and Lyneer Investments (on behalf of themselves and the other Purchaser Indemnified Parties) acknowledge and agree that any amounts owed by the Sellers to a Purchaser Indemnified Party under the MIPA, may only be offset against the Seller Note and Earn-Out Notes, proportionately based upon the amounts of such Seller Note and Earn-Out Notes) as the last dollars to be paid under such Seller Note and Earn-Out Notes, as applicable).

11.  No Other Amendment. All other terms and conditions of the Seller Note and Earn-Out Notes shall remain in full force and effect and the Seller Note and Earn-Out Notes shall be read and construed as if the terms of this Second Amendment were included therein by way of addition or substitution, as the case may be. In the event of a conflict between the terms of this Second Amendment and the terms of the Amendment, the terms of this Second Amendment shall control.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

IDC Technologies, Inc.

By:	/s/ Prateek Gattani
	Name:	Prateek Gattani
	Title:	CEO

lyneer investments, llc

By:	/s/ Prateek Gattani
	Name:	Prateek Gattani
	Title:	CEO

PBC LYNEEr holdings, llc, INCLUDING
as administrative agent

By:	/s/ Michael Schmickle
	Name:	Michael Schmickle
	Title:	Authorized Signer

pbc lyneer co-investors, l.p.

By:	/s/ Michael Schmickle
	Name:	Michael Schmickle
	Title:	Authorized Signer

lyneer management holdings, llc

By:	/s/ James S. Radvany
	Name:	James S. Radvany
	Title:	CFO

Exhibit A: Earn-Out Notes

1.	2021 Base Earn-out (Subordinated Promissory Note) dated November 29, 2022 between IDC Technologies, Inc. and Lyneer Investments, LLC, as Borrowers, and Lyneer Management Holdings, LLC, as Lender.

2.	2021 Base Earn-Out (Subordinated Promissory Note) dated November 29, 2022 between IDC Technologies, Inc. and Lyneer Investments, LLC as Borrowers, and PBC Lyneer Co-Investors, L.P., as Lender.

3.	2021 Base Earn-Out (Subordinated Promissory Note), dated November 29, 2022 between IDC Technologies, Inc. and Lyneer Investments, LLC as Borrowers, and PBC Lyneer Holdings, LLC, as Lender.

4.	2021 Bonus Earn-Out (Subordinated Promissory Note) dated November 29, 2022 between IDC Technologies, Inc. and Lyneer Investments, LLC as Borrowers, and Lyneer Management Holdings, LLC, as Lender.

5.	2021 Bonus Earn-Out (Subordinated Promissory Note) dated November 29, 2022 between IDC Technologies, Inc. and Lyneer Investments, LLC, as Borrowers, and PBC Lyneer Co-Investors, L.P., as Lender.

6.	2021 Bonus Earn-Out (Subordinated Promissory Note) dated November 29, 2022 between IDC Technologies, Inc. and Lyneer Investments, LLC, as Borrowers, and PBC Lyneer Holdings, LLC, as Lender.

7.	Snelling Earn-Out (Subordinated Promissory Note) dated November 29, 2022 between IDC Technologies, Inc. and Lyneer Investments, LLC, as Borrowers, and Lyneer Management Holdings, LLC, as Lender.

8.	Snelling Earn-Out (Subordinated Promissory Note) dated November 29, 2022 between IDC Technologies, Inc. and Lyneer Investments, LLC, as Borrowers, and PBC Lyneer Co-Investors, L.P., as Lender.

9.	Snelling Earn-Out (Subordinate Promissory Note) dated November 29, 2022 between IDC Technologies, Inc. and Lyneer Investments, LLC, as Borrowers, and PBC Lyneer Holdings, LLC, as Lender.